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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                      DECEMBER 22, 1999 (DECEMBER 11, 1999)


                             SAGENT TECHNOLOGY, INC

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 ----------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             333-71369                             94-3225290
      (COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)

            800 W. EL CAMINO REAL, SUITE 300, MOUNTAIN VIEW, CA 94040

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        Registrant's telephone number, including area code (650) 493-7100


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Item 2. Acquisition or Disposition of Assets.

       On December 11, 1999, Sagent Technology, Inc., entered into a definitive agreement to acquire Qualitative Marketing Software, Inc., for approximately 2.5 million shares of its common stock valued at approximately $70 million.

       This acquisiton is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be treated as pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles.


Item 7. Financial Statements and Exhibits.

The following financial statements and exhibits are filed as part of this report, where indicated.

       (a)  Financial statements of business acquired, prepared pursuant to Rule
            3.05 of Regulation S-X:

            The required financial statements for Qualitative Marketing Software will be filed under cover of Form 8-K/A as soon as practicable, but not later than February 25, 2000.

       (b) Pro forma financial information is required pursuant to Article 11 of Regulation S-X.

            The required pro forma will be filed under cover of Form 8-K/A as soon as practicable, but not later than February 25, 2000.

       (c)  Exhibits in accordance with Item 601 of Regulation S-K:


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
     Exhibits:
        2.1     Acquisition agreement dated December 11, 1999 between Sagent
                Technology, Inc. and Qualitative Marketing Software, Inc.

        99.1    Press release dated December 13, 1999.


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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                             SAGENT TECHNOLOGY, INC.
                                  (Registrant)

                               /s/ Virginia Walker


                                 VIRGINIA WALKER
          Executive Vice President, Finance and Chief Financial Officer
                  (Principal Fionancial and Accounting Officer)


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                               INDEX TO EXHIBITS



Exhibit
Number                            Description
------                            -----------
  2.1     Acquisition agreement dated December 11, 1999 between Sagent
          Technology, Inc. and Qualitative Marketing Software, Inc.

 99.1     Press release dated December 13, 1999.